Exhibit 99.1

Investor Contact:

Christopher Taylor

781-398-2466

Media Contact:

Sarah Emond

781-398-2544

For Immediate Release:

New Treatment Guidelines for Community-Acquired Pneumonia Highlight Utility of FACTIVE Tablets

— Latest IDSA/ATS treatment guidelines recommend respiratory fluoroquinolones, including FACTIVE, as first-line treatment in patients with co-morbidities and in areas with high-level macrolide-resistance —

Waltham, Mass., February 22, 2007 – Oscient Pharmaceuticals Corporation’s (Nasdaq: OSCI) fluoroquinolone antibiotic, FACTIVE® (gemifloxacin mesylate) tablets, is recommended, among other fluoroquinolones, for the treatment of patients with co-morbidities in the latest community-acquired pneumonia (CAP) consensus guidelines from the Infectious Diseases Society of American (IDSA) and the American Thoracic Society (ATS). Appearing as a supplement in the March 2007 issue of Clinical Infectious Diseases, the guidelines, titled “Infectious Diseases Society of America/American Thoracic Society Consensus Guidelines in the Management of Community-Acquired Pneumonia in Adults,” outline the recommendations for treating CAP under several different conditions.

“This official statement of both the IDSA and ATS further illustrates an important role for FACTIVE, the most potent fluoroquinolone in vitro, in the physician’s armamentarium,” stated Steven M. Rauscher, President and Chief Executive Officer of Oscient Pharmaceuticals. “The new guidelines also highlight the concern over macrolide resistance in certain geographic areas and underscore the continued threat of bacterial resistance in treating respiratory infections.”

The consensus guidelines highlight the best practices, based on scientific and clinical evidence, for the treatment of community-acquired pneumonia. The committee evaluated the utility of several different classes of antibiotics in treating CAP in making its recommendations. Among the recommendations are circumstances where respiratory fluoroquinolones, including FACTIVE, are suggested as first-line therapy in CAP. For example, in ambulatory CAP patients with co-morbidities, such as chronic heart, lung, liver or renal disease, diabetes, alcoholism, malignancies, immunosuppressing conditions or use of immunosuppressing drugs or previous antibiotic use (within three months), the guidelines suggest using a respiratory fluoroquinolone or a beta-lactam plus a macrolide. In addition, in geographic areas with a high prevalence of high-level macrolide-resistant Streptococcus pneumoniae, it is suggested that respiratory fluoroquinolones be used as first-line treatment, even in patients without co-morbidities. The guidelines also make the general recommendation to use the more potent drugs in a class first, as their use may help decrease the selection for antibiotic resistant bacteria.

FACTIVE is approved in the U.S. for the seven-day treatment of mild to moderate CAP, including CAP caused by multi-drug resistant Streptococcus pneumoniae, and the five-day treatment of acute bacterial exacerbations of chronic bronchitis. The FDA has established an action date of May 1, 2007 for the Company’s supplemental New Drug Application seeking approval for a five-day treatment of CAP.

A link to the consensus guidelines is available on the IDSA website: www.idsociety.org.

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IDSA/ATS CAP Guidelines

February 22, 2007

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage biopharmaceutical company marketing two FDA-approved products with its national primary care sales force. ANTARA® (fenofibrate) capsules is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE® (gemifloxacin mesylate) tablets is an antibiotic approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient also has a novel, late-stage antibiotic candidate, Ramoplanin, under investigation for the treatment of Clostridium difficile-associated disease (CDAD).

For important information regarding the safety and use of ANTARA, please see the full prescribing information available at www.antararx.com.

Important Safety Information about FACTIVE Tablets

The most common (more than 2% incidence) drug-related side effects reported in FACTIVE clinical trials were diarrhea (3.6%), rash (2.8%) and nausea (2.7%). In clinical trials, drug-related rash was reported in 2.8% of patients receiving gemifloxacin and was more commonly observed in patients less than 40 years of age, especially females. The incidence of rash increases with treatment longer than the maximum-labeled duration of 7 days. In clinical trials, the discontinuation rate due to drug-related adverse events was similar for FACTIVE tablets and comparators (2.2% versus 2.1%, respectively).

Gemifloxacin is contraindicated in patients with a history of hypersensitivity to gemifloxacin, fluoroquinolone antibiotic agents, or any of the product components. Patients receiving marketed fluoroquinolones have reported serious and occasionally fatal hypersensitivity and/or anaphylactic reactions, peripheral neuropathy, antibiotic-associated colitis and tendon ruptures. Gemifloxacin should be discontinued immediately at the first sign of any of these events.

Fluoroquinolones may prolong the QT interval in some patients. Gemifloxacin should be avoided in patients with a history of prolongation of the QTc interval, patients with uncorrected electrolyte disorders (hypokalemia or hypomagnesemia), and patients receiving Class IA or Class III antiarrhythmic agents. In clinical studies with gemifloxacin, CNS effects have been reported infrequently. As with other fluoroquinolones, gemifloxacin should be used with caution in patients with known or suspected CNS diseases. If CNS reactions occur, gemifloxacin should be discontinued and appropriate measures instituted.

No significant drug-drug interactions were seen with theophylline, digoxin, oral contraceptives, cimetidine, omeprazole, and warfarin, although patients receiving a fluoroquinolone concomitantly with warfarin should be monitored closely. Drug-drug interactions include probenicid, sucralfate, antacids containing aluminum or magnesium, iron, multivitamins containing metal cations, and didanosine. The safety and effectiveness of gemifloxacin in children, adolescents (less than 18 years of age), pregnant women, and lactating women have not been established. For complete safety and efficacy information, please see the full prescribing information available at www.factive.com.

Forward-Looking Statement

This news release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “intend,” “anticipate,” “estimate,” and similar words, although some forward-looking statements are expressed differently. We do not plan to update these forward-looking statements. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of risks affecting our business. These risks include, but are not limited to (a) our ability to successfully commercialize and market ANTARA or FACTIVE due to: the limitations on our resources and experience in the commercialization of products; lack of acceptance by physicians, patients and third party payors; unanticipated safety, product liability, efficacy, or other regulatory issues; delays in recruiting and training sales personnel; problems relating to manufacturing or supply; delays in the supply of products by the third party manufacturers and suppliers on which we rely; inadequate distribution of the products by wholesalers, pharmacies, hospitals and other customers; and competition from other products; (b) our ability to integrate ANTARA into our business; (c) whether we will be able to expand the indications for which FACTIVE is approved;(d) the delay in or inability to obtain additional regulatory approvals of our products and product candidates due to negative, inconclusive or insufficient results in ongoing or

IDSA/ATS CAP Guidelines

February 22, 2007

About Oscient Pharmaceuticals

future clinical trials, the FDA requiring additional information or data, delays in the progress of ongoing clinical trials, safety concerns arising with respect to our products or product candidates and disputes with the third parties from whom we license our products or product candidate; (e) delays by the FDA; (f) the Company’s inability to raise additional capital on favorable terms or at all and (g) claims against us by third parties, including claims relating to our intellectual property position. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are described under the heading “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2006 and in other filings that we may make with the Securities and Exchange Commission from time to time.

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